UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  September 27, 2012

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NUMBER 1-13167

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Atwood Oceanics, Inc. announced today that one of its subsidiaries had entered into a turnkey construction contract with Daewoo Shipbuilding and Marine Engineering Co., Ltd. ("DSME") to construct a third ultra-deepwater drillship, to be named the Atwood Admiral, at the DSME yard in South Korea.  The Atwood Admiral is expected to be delivered by March 31, 2015 at a total cost, including two blowout preventers (“BOPs”), project management, drilling and handling tools and spares, of approximately $635 million. The company recently increased the accordion under its senior secured credit facility by $200 million to a total of $550 million, which, together with   available cash and cash flows from operations, is expected to fully fund the construction of the Atwood Admiral.  Upon delivery, the Atwood Admiral will become the sixteenth mobile offshore drilling unit owned by the company.  One of its subsidiaries has entered into a guarantee of the obligations under the construction contract.

The design of the Atwood Admiral will be identical to the previously ordered Atwood Advantage and Atwood Achiever – all three are DP-3 dynamically-positioned, dual derrick ultra-deepwater drillships rated to operate in water depths up to 12,000 feet and drill to a depth of up to 40,000 feet. The Atwood Admiral  will also offer two seven-ram BOPs, three 100-ton knuckle boom cranes, a 165-ton active heave "tree-running" knuckle boom crane, and accommodations for up to 200 persons.

This order comprises the execution of the option that was set to expire on September 30, 2012.  In connection with the exercise, the company has also secured an option to construct a fourth ultra-deepwater drillship at a similar cost to the Atwood Admiral and with an expected delivery in December 2015, which requires commitment by June 30, 2013. At this time, the company has made no determination as to whether the option will be exercised.

Item 7.01                      Regulation FD Disclaimer

On September 27, 2012, the Company issued a press release announcing the entry into of the Contract. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section and such information, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Exchange Act of the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

99.1           Press Release dated September 27, 2012

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1                                Press Release dated September 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: September 27, 2012